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                                                                   EXHIBIT 23.11

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8/S-3) pertaining to the Entertainment Properties Trust 1997 Share Incentive Plan and Annual Retainer Agreements for Non-Employee Trustees and to the incorporation by reference therein of our report dated March 1, 1999, with respect to the financial statements and schedule of Entertainment Properties Trust included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP
                                                          ----------------------
                                                          Ernst & Young LLP

Kansas City, Missouri
April 14, 1999